Sub-Adviser
Loomis, Sayles & Company, L.P.
Loomis, Sayles & Company, L.P.
Loomis, Sayles & Company, L.P.


Fund Name
PFI Global Multi-Strategy Fund
PFI Global Multi-Strategy Fund
PFI Global Multi-Strategy Fund


Issuer
Continental Airlines Notes
Continental Airlines Notes
Royal Bank of Scotland Notes

Date of Purchase
09/19/12
09/16/12
11/27/12


Underwriter From Whom Purchased
Credit Suisse Securities
Credit Suisse Securities
Royal Bank of Scotland


Affiliated/Principal Underwriter of Syndicate
Natixis Securities North America
Natixis Securities North America
Natixis Securities North America


Purchase Price
$100.00
$100.00
$99.92


Aggregate % of Issue Purchased by the Firm
0.08%
0.02%
4.80%


Commission, Spread or Profit
0.50%
0.50%
0.40%

Fair & Reasonable Commission (Y/N) (1)
Y
Y
Y


Underwritten Offerings per Exemptive Order

(1) The sub-adviser has certified that the compensation paid was fair and reasonable and has provided documentation to support that certification.